                                                                     EXHIBIT 8.1

                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                 Sixteenth Floor
                              191 Peachtree Street
                             Atlanta, Georgia 30303


                                October 13, 1998



Area Bancshares Corporation
230 Frederica Street
Owensboro, Kentucky 42301

Peoples Bancorp of Winchester, Inc.
Maple & Broadway
Winchester, Kentucky 40392

Ladies and Gentlemen:

         You have requested our opinion with respect to certain federal income tax consequences of the proposed merger of Peoples Bancorp of Winchester, Inc., a corporation organized and existing under the laws of the Commonwealth of Kentucky ("Peoples"), with and into Area Bancshares Corporation ("Area"), a corporation organized and existing under the laws of the Commonwealth of Kentucky. For purposes of rendering this opinion, we have reviewed and relied on the Agreement and Plan of Merger by and between Peoples and Area, dated as of August 24, 1998, (the "Merger Agreement"), the Form S-4 Registration Statement filed with the Securities and Exchange Commission (the "S-4") relating to the Area securities to be issued pursuant to the Merger Agreement, the certificates attached hereto, and such other documents as we have considered appropriate. Unless otherwise indicated, terms used in this opinion have the same meanings as in the Merger Agreement.

         For purposes of this opinion, we have assumed that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement. In addition, we have assumed with your permission that the facts and representations certified to us in writing by Peoples and Area, which are set forth in the certificates attached hereto, will apply as of the Effective Time. Copies of such certificates are attached hereto and incorporated herein by reference. We have neither investigated nor verified the accuracy of any of the facts which have been certified to us, upon which this opinion is based.

         This opinion is based also on the Internal Revenue Code, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may change at any time. Any such change may be applied retroactively and could modify the opinions expressed herein. This opinion does not address any tax considerations under foreign, state, or local laws, or the tax considerations to certain Peoples shareholders in light of their particular circumstances, including persons who are not United States persons, dealers in securities, tax-exempt entities, shareholders who do not hold Peoples Common Stock as a "capital asset" within the meaning of Section 1221 of



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Area Bancshares Corporation
Peoples Bancorp of Winchester, Inc.
Page 2



the Internal Revenue Code, and shareholders who acquired their shares of Peoples Common Stock pursuant to the exercise of Peoples options or otherwise as compensation.

         Based upon and subject to the foregoing, we are of the opinion that the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and that the following are certain of the federal income tax consequences, which will result:

                  (a) No gain or loss will be recognized for federal income tax purposes by Peoples shareholders upon the exchange of their shares of Peoples Common Stock for shares of Area Common Stock. Each Peoples shareholder's basis in the Area Common Stock received in the exchange will be equal to such shareholder's basis in the Peoples Common Stock surrendered in exchange for Area Common Stock in the Merger. Each Peoples shareholder's holding period for the Area Common Stock (for purposes of determining whether gain or loss on a subsequent sale of such stock is long-term or short-term gain or loss) will include the period that such shareholder held his or her Peoples Common Stock surrendered in exchange for Area Common Stock in the Merger provided that the Peoples Common Stock was a capital asset in the hands of such shareholder.

                  (b) The payment of cash in lieu of fractional shares of Area Common Stock will be treated as if the fractional shares were issued as part of the exchange and then redeemed by Area. These cash payments will be treated as having been received as distributions in redemption of fractional shares of Area Common Stock as provided under Section 302 of the Code. Generally, any gain or loss recognized will be capital gain or loss, provided the fractional share constitutes a capital asset in the hands of the exchanging shareholder and the requirements of
         Section 302(b)(1) are met. Peoples shareholders receiving cash in lieu of fractional shares should consult their own tax advisors as to the tax treatment in their particular circumstances (i.e., exchange treatment or dividend).

                  (c) Peoples shareholders who receive solely cash pursuant to their statutory right to dissent will be treated as having received such payment in redemption of their stock, as provided in Section 302(a) of the Internal Revenue Code. Generally, any gain or loss recognized by any such Peoples shareholder will be capital gain or loss, provided (i) the Peoples Common Stock constitutes a capital asset in the hands of such shareholder, and (ii) the requirements of Section 302(b)(1), (2) or (3) of the Internal Revenue Code are met. Peoples shareholders electing to exercise dissenters' rights should consult their own tax advisors as to the tax treatment in their particular circumstances (i.e. exchange treatment or dividend).



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Area Bancshares Corporation
Peoples Bancorp of Winchester, Inc.
Page 3



         This opinion is being rendered solely to the parties to whom it is addressed and may be relied upon by them and by the shareholders of Peoples. This opinion may not be relied upon by any other party without the express written permission of our Firm. We hereby consent to the reference to our Firm in, and to the filing of this opinion as an exhibit to, the S-4.

                                   Very truly yours,



                           /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP




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                       PEOPLES BANCORP OF WINCHESTER, INC.
                                MAPLE & BROADWAY
                         WINCHESTER, KENTUCKY 40392-0600


                                October 13, 1998




Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E.
Atlanta, Georgia 30303


Ladies and Gentlemen:

This STATEMENT OF FACTS AND REPRESENTATIONS made by the management of Peoples Bancorp of Winchester, Inc. is intended to provide Powell, Goldstein, Frazer & Murphy LLP with certain facts and representations that may be relied upon in connection with the issuance of an opinion as to certain Federal income tax consequences that would arise upon the statutory merger (the "Merger") of Peoples Bancorp of Winchester, Inc. ("Peoples") with and into Area Bancshares Corporation ("Area") with Area as the survivor.

The undersigned hereby certifies, to the best of his knowledge and belief acquired during the course of negotiation of the Merger and through normal operation of Peoples, as follows:

     (a) Except for the receipt of cash by dissenters or in lieu of the issuance of fractional shares of Area in the Merger, all of the Peoples stock outstanding immediately prior to the Merger will be exchanged solely for Area common stock. Thus, other than the receipt of cash by dissenters or in lieu of fractional shares, no consideration will be paid or received (directly or indirectly, actually or constructively) for the Peoples stock exchanged in the Merger, other than Area common stock.

     (b) The fair market value of the Area stock and other consideration, if any, received by each Peoples shareholder in the Merger will be approximately equal to the fair market value of the Peoples stock surrendered in the exchange.

     (c) Area has no present plan or intention to redeem any of its stock issued in the Merger and there is no present plan or intention on the part of the Peoples' shareholders to sell any of the Area stock received in the Merger to a person related (as defined in Treasury Regulation Section 1.368-1(e)(3)) to Area.



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Area Bancshares Corporation
Peoples Bancorp of Winchester, Inc.
Page 2

     (d) The liabilities, if any, of Peoples to be assumed by Area and the liabilities, if any, to which the transferred assets of Peoples are subject were incurred by Peoples in the ordinary course of its business.

     (e) Peoples and its shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

     (f) There is no indebtedness, other than indebtedness that arose in the ordinary course of the parties' trades or businesses, existing between Area (or its subsidiaries prior to the Merger) and Peoples (or its subsidiaries prior to the Merger) that was issued, acquired or will be settled at a discount.

     (g) Peoples is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     (h) The aggregate amount of cash to be issued Peoples shareholders in connection with the Merger, including cash issued to Peoples shareholders who will exercise their dissenters' rights by electing to accept cash for their Peoples stock in lieu of Area stock, will not exceed 50 percent of the value of the Peoples stock outstanding at the time of the Merger.

     (i) None of the compensation received by any shareholder-employees of Peoples will be separate consideration for, or allocable to, any of their shares of Peoples stock; none of the shares of Area stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be determined by bargaining at arm's length.

     (j) Peoples is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (k) The fair market value and total adjusted basis of the assets of Peoples transferred to Area will equal or exceed the sum of the liabilities, if any, assumed by Area, plus the amount of liabilities, if any, to which the transferred assets are subject.

     (l) The Merger will be effected in accordance with the Agreement and Plan of Merger by and between Peoples and Area.



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Area Bancshares Corporation
People Bancorp of Winchester, Inc.
Page 3


     (m) Peoples is participating in the Merger for good and valid business reasons and not for tax purposes.


                          PEOPLES BANCORP OF WINCHESTER, INC.




                          by       /s/ William H. Pitt
                           ----------------------------------
                                    William H. Pitt



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                           AREA BANCSHARES CORPORATION
                              230 FREDERICA STREET
                            OWENSBORO, KENTUCKY 42301


                                October 13, 1998



Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E.
Atlanta, Georgia 30303


Ladies and Gentlemen:

This STATEMENT OF FACTS AND REPRESENTATIONS made by the management of Area Bancshares Corporation is intended to provide Powell, Goldstein, Frazer & Murphy LLP with certain facts and representations that may be relied upon in connection with the issuance of an opinion as to certain Federal income tax consequences that would arise upon the statutory merger (the "Merger") of Peoples Bancorp of Winchester, Inc. ("Peoples") with and into Area Bancshares Corporation ("Area") with Area as the survivor.

The undersigned hereby certifies, to the best of his knowledge and belief acquired during the course of negotiation of the Merger and through normal operation of Area, as follows:

     (a) Except for the receipt of cash by dissenters or in lieu of the issuance of fractional shares of Area stock in the Merger, all of the Peoples stock outstanding immediately prior to the Merger will be exchanged solely for Area common stock. Thus, other than the receipt of cash by dissenters or in lieu of fractional shares, no consideration will be paid or received (directly or indirectly, actually or constructively) for Peoples stock other than Area common stock.

     (b) The fair market value of the Area stock and other consideration, if any, received by each Peoples shareholder will be approximately equal to the fair market value of the Peoples stock surrendered in the exchange.

     (c) Neither Area nor any "related person" of Area (as such term is defined by Treasury Regulation 1.368-1(e)(3)) will acquire, purchase or redeem any of the Area common stock to be issued to the Peoples shareholders in connection with the Merger.

     (d) Area has no plan or intention to sell or otherwise dispose of any of the assets of Peoples or its subsidiaries to be acquired in the Merger, except for dispositions to be made in the ordinary course of business.



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Area Bancshares Corporation
Peoples Bancorp of Winchester, Inc.
Page 2


     (e) Following the Merger, Area will continue a historic business of Peoples and its subsidiaries, or use a significant portion of the historic business assets of Peoples and its subsidiaries in a business.

     (f) Area will pay the expenses, if any, it incurs in connection with the Merger.

     (g) There is no indebtedness, other than indebtedness that arose in the ordinary course of the parties' trades or businesses, existing between Area (or its subsidiaries) and Peoples (or its subsidiaries) that was issued, acquired, or will be settled at a discount.

     (h) Area is not an investment company as defined in Section
         368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

     (i) The payment of cash in lieu of the issuance of fractional shares of Area stock is solely for the purposes of avoiding the expense and inconvenience to Area of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Peoples shareholders instead of issuing fractional shares of Area will not exceed one percent of the total consideration that will be issued in the transaction to Peoples shareholders. The fractional share interest of each Peoples shareholder will be aggregated and no shareholder will receive cash in an amount equal to or greater than the value of one full share of Area stock.

     (j) None of the compensation received by any shareholder-employees of Peoples will be separate consideration for, or allocable to, any of their shares of Peoples stock; none of the shares of Area stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be determined by bargaining at arm's length.

     (k) The Agreement and Plan of Merger between Area and Peoples dated as of August 24, 1998 and the attachments thereto represent the entire understanding of Peoples and Area with respect to the Merger.

     (l) Unless required by a "determination" (as defined in Section 1313 of the Code) or as otherwise required by applicable law, Area will not take any position on any tax returns or any other action or reporting position which is inconsistent with the qualification of the Merger as a reorganization under Section 368(a)(1) of the Code or which is inconsistent with any of the representations in this letter.

     (m) The aggregate amount of cash to be paid to Peoples shareholders in connection with the Merger, including cash paid to Peoples shareholders who will exercise their dissenters' rights by electing to accept cash for their Peoples stock in lieu of



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Area Bancshares Corporation
Peoples Bancorp of Winchester, Inc.
Page 3


         Area stock, will not exceed 50 percent of the value of the Peoples stock outstanding at the time of the Merger.

     (n) Area is participating in the Merger for good and valid business reasons and not for tax purposes.


                                    AREA BANCSHARES CORPORATION




                                    By:      /s/ Thomas R. Brumley
                                       ----------------------------------
                                             Thomas R. Brumley
                                             President and CEO




                                    By:      /s/ Gary R. White
                                       ----------------------------------
                                             Gary R. White
                                             Vice President and Controller